UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2023
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Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Suite 200,	Menlo Park,	CA	94025
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	RHI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment of Existing Credit Agreement

On May 11, 2023, Robert Half International Inc. (the “Company”) entered into an amendment (“Amendment No. 2”) to that certain $100 million Credit Agreement, dated as of May 11, 2020 (as so amended, the “Credit Agreement”). Amendment No. 2 extends the maturity of the Credit Agreement from May 2024 to May 2026 and provides that borrowings under the Credit Agreement will bear interest in accordance with the terms of the borrowing, which typically will be calculated according to the Secured Overnight Financing Rate plus an applicable margin. Upon the effectiveness of Amendment No. 2, each loan document and all other documents, instruments and agreements executed and/or delivered in connection with the Credit Agreement will remain in full force and effect. The Credit Agreement will remain an unsecured revolving facility. The facility’s bookrunner and lead arranger are JPMorgan Chase Bank, N.A., and the initial lenders are JPMorgan Chase Bank, N.A. and Bank of America, N.A.

The Credit Agreement contains customary representations, warranties and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) indebtedness, (ii) liens, (iii) significant corporate changes, (iv) dispositions and (v) restricted payments. The Credit Agreement also contains customary events of default, such as payment defaults, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and certain other covenants related to the operation of the Company’s business.

The above description of Amendment No. 2 is not complete and is qualified in its entirety by the actual terms of Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guaranty

On May 11, 2020, Protiviti Inc. (the “Guarantor”) entered into a Guaranty (the “Guaranty”) whereby the Guarantor agreed to unconditionally guarantee the obligations of the Company under the Credit Agreement. The Guaranty continues in full force and effect under the terms of Amendment No. 2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1
Amendment No. 2, dated as of May 11, 2023 to the Credit Agreement, dated as of May 11, 2020 among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 11, 2023	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel